April 21, 2020

Rocky Mountain High Brands, Inc.

9101 LBJ Freeway, Suite 200

Dallas, TX 75243

Re: Rocky Mountain High Brands, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Rocky Mountain High Brands, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 600,000 shares of the Company’s common stock (the “Shares”), which may be issued pursuant to the Company’s Consulting Agreement dated April 15, 2020 and made an exhibit to the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books including resolutions of the board of directors approving the Consulting Agreement; (e) the Consulting Agreement; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been validly authorized, and when the Registration Statement has become effective under the Act, such Shares will, when issued pursuant to the terms of the Consulting Agreement, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Rocky Mountain High Brands, Inc.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.

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